Exhibit 10.5


                             [NCT Group, Inc. logo]





                                              Michael J. Parrella
                                              Chairman & Chief Executive Officer
                                              Telephone 203-226-4447, ext. 3510
                                              E-mail nonoise@aol.com

                                              January 7, 2005

Mr. Morton Salkind
195 Greenpond Road
Rockaway, NJ  07866

                           Re:  Consulting Agreement

Dear Mr. Salkind:

This will confirm the arrangements, terms and conditions pursuant to which Morton Salkind ("Consultant"), has been retained to serve as management consultant and advisor to NCT Group, Inc. (the "Company") for the term described below. The undersigned hereby agree to the following terms and conditions:

1.  Duties of Consultant:  During  the term of this Agreement, consultants shall provide the company with such regular and customary consulting advice as is reasonably requested by the Company, provided that Consultant shall not be required to undertake duties not reasonably within the scope of the financial and consulting advisory services contemplated by this Agreement. It is understood and acknowledged by the parties that the value of Consultant's advice is not readily quantifiable, and that Consultant shall be obligated to render advice upon request of the Company, in good faith, but shall not be obligated to spend any specific amount of time in so doing. Consultant's duties may include, but will not necessarily be limited to, providing recommendations concerning the following financial and related matters:

                    (a) Disseminating information about the Company to the investment community at large;

                    (b) Rendering advice and assistance in connection with the preparation of annual and interim reports and press releases;

                    (c)  Assisting in the Company's financial public relations;

                    (d) Arranging, on behalf of the Company, at appropriate times, meetings with securities analysts of major regional investment banking firms;

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                    (e)  Rendering  advice with  regard to internal  operations, including:
                    (1)  The   formation   of   corporate    goals   and   their
                         implementation;
                    (2) The Company's financial structure and its divisions or subsidiaries;
                    (3)  Securing,   when  and  if   necessary   and   possible,
                         additional financing through banks and/or insurance companies; and
                    (4)  Corporate organization and personnel; and

                    (f) Rendering advice with regard to any of the following corporate finance matters:
                         (1)    Changes in the capitalization of the Company;
                         (2)    Changes in the Company's corporate structure;
                         (3) Redistribution of shareholdings of the Company's stock;
                         (4)    Offerings of securities in public transactions;
                         (5)    Sales of securities in private transactions;
                         (6)    Alternative uses of corporate assets;
                         (7)    Structure and use of debt; and
                         (8) Sales of stock by insiders pursuant to Rule 144 or otherwise.

                    In addition to the foregoing, Consultant agrees to furnish advice to the Company in connection with (x) the acquisition and/or merger of or with other companies, divestiture or any other similar transaction, or the sale of the Company itself (or any significant percentage, assets. subsidiaries or affiliates thereof), and (y) financings, including private financing and financing from financial institutions (including but not limited to lines of credit, performance bonds, letters of credit, loans or other financings).

                    Consultant shall render such other financial advisory and consulting services as may from time to time be agreed upon by Consultant and the Company.

2.  Term of Agreement: The effective  date of this Agreement is the date hereof.
                    The term of this Agreement extends through January 7, 2008.

3.  Available Time: Consultant shall make available such time as he, in his sole discretion, shall deem appropriate for the performance of his obligations under this Agreement and may in certain circumstances be entitled to additional compensation in connection therewith.

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

4.  Compensation:   As  compensation  for  Consultant's  services hereunder, the
                    Company shall pay to Consultant the following:

                    (a) A monthly retainer of $5,000 commencing on the date of this Agreement and payable at the end of the term hereof.

                    (b) The use of one 2005 Cadillac STS-V8 four-door automobile, which automobile shall be owned or leased by the Company and shall be under Cadillac warranty. The Company shall maintain insurance coverage on such automobile with coverage amounts no lower than those for other automobiles the Company owns or leases.

                    (c) A cash performance bonus for extra services may be issued to Consultant by Company at the Company's discretion.

5.  Expenses:       The Company  agrees to reimburse  Consultant  for reasonable out-of-pocket  expenses  related to  performing  services on
                    behalf  of  the  Company.   Such  expenses  typically  might
                    include, but are not limited to, phone calls, postage, shipping, messengers, travel, meals and lodging expenses.
                    All travel will be pre-approved by the Company.

6.  Health Care:    The Company agrees to provide health  coverage at no cost to
                    Consultant and his family.

7.  Communications: The   Company   agrees  to  set  up  a   private   line  for
                    communications between Consultant and Michael J. Parrella.

8.  Relationship:   Nothing herein shall constitute Consultant as an employee or agent of the Company, except to such extent as might herein be expressly agreed for a particular purpose. Consultant shall not have the authority to obligate or commit the Company in any manner whatsoever.

9.  Information:    The  Company  acknowledges  that  Consultant  will  rely  on
                    information   furnished  by  the  Company   concerning   the
                    Company's business affairs without independent certification and represents that such information will be materially complete and correct.

10. Confidentiality:  Except in the course  of  the  performance  of his  duties hereunder, Consultant agree that he shall not disclose any trade secrets, know-how, or other proprietary information not in the public domain learned as a result of this Agreement unless and until such information becomes generally known.

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

11. Indemnification:   The Company  agrees  to  indemnify   and  hold   harmless
                    Consultant, his partners, affiliates, employees and each person who controls any of his partners or affiliates from and against any losses, claims, damages, liabilities and expenses whatsoever (including reasonable costs of investigation or defending any action) to which they or any of them may become subject under any applicable law arising out of Consultant's performance under this Agreement and will reimburse Consultant for all expenses related thereto (including counsel fees) as they are incurred.

12. Assignment:     This Agreement shall not be assignable by either party.

13. Entire Agreement: This  Agreement  supersedes   any   and  all   prior   and
                    contemporaneous written or oral agreements and understandings between the parties hereto with respect to the subject matter hereof.

14. Governing Law:  This  Agreement  shall be deemed to be a contract made under the laws of the State of Connecticut and for all purposes shall be construed in accordance with the laws of said State.

15. Notices:        All notices under this  Agreement  will be delivered by hand or sent via certified mail or recognized  commercial courier such as Federal Express or UPS, to Mr. Morton  Salkind,  195
                    Greenpond Road,  Rockaway,  NJ 07866 and NCT Group, Inc., 20
                    Ketchum Street,  Westport, CT 06880,  Attention:  Michael J.
                    Parrella.


                                              Very truly yours,



                                              /s/  Michael J. Parrella
                                              ----------------------------------
                                              Michael J. Parrella
                                              Chairman & Chief Executive Officer
                                              NCT Group, Inc.


AGREED & ACCEPTED:
-----------------


/s/  Motron Salkind
--------------------
MORTON SALKIND


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